EXHIBIT 1.3.2

                    PURCHASER REPRESENTATIVE QUESTIONNAIRE


Date _________________

Name of
Investor________________________________________________________________________

To:  Banner Holding Corp.
     120 North U.S. Highway One
     Tequesta, Florida 33469

Please complete the following questionnaire fully, attaching additional sheets if necessary.

1. Name_________________________________________________________________________

Business Address

________________________________________________________________________________

2. Present occupation or position, indicating period of such practice or employment and field of professional specialization, if any.

________________________________________________________________________________

3. List any business or professional education, including degrees received, if any.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


4. Have you had prior experience in advising clients with respect to investments of this type?

     Yes _______________      No ______________

5. List any professional licenses or registrations, including bar admissions, accounting certificates, real estate brokerage licenses, and SEC or state broker-dealer registrations or licenses held by you.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

6. Describe generally any business, financial, or investment experience that would help you to evaluate the merits and risks of this investment.

________________________________________________________________________________

________________________________________________________________________________


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7. State how long you have known the Investor and in what capacity.

________________________________________________________________________________

________________________________________________________________________________

8. Except as set forth in subparagraph (a) below, neither I nor any of my affiliates has any material relationship with Banner Holding Corp. (the "Company"), or any of its affiliates; no such material relationship has existed at any time during the previous two years; and no such material relationship is mutually understood to be contemplated.
(a)  ___________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(b) If a material relationship is disclosed in subparagraph (a) above, indicate the amount of compensation received or to be received as a result of such relationship:
________________________________________________________________________________

________________________________________________________________________________

9. In advising the Investor in connection with its prospective investment in the Company, I will be relying in part on the Investor's own experience in certain areas.

     Yes _______________      No ______________

10. In advising the Investor in connection with its prospective investment in the Company, I will be relying in part on the expertise of an additional Purchaser Representative or Representatives.

     Yes _______________      No ______________

If "Yes", give the name and address of such additional Representative or Representatives.
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

11. I understand that the Company will be relying on the accuracy and completeness of my response to the foregoing questions, and I represent and warrant to the Company as follows:

     (i) I am acting as Purchaser Representative for the Investor in connection with evaluating the merits and risks of the prospective investment by the Investor in the Company;

     (ii) To the best of my knowledge, the information contained in the Investor's Questionnaire, which I have reviewed, is true and correct, and, in my opinion, the Investor is capable of bearing the economic risk of the proposed investment;

     (iii) I have received a copy of the Company's Prospectus and

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
have reviewed same with the Investor;

     (iv) The representations, warranties and acknowledgments made by the Investor in its Subscription Agreement, to the best of my knowledge, are true and correct;

     (v) I am not an affiliate of the Company or any of its Affiliates;

     (vi) I have disclosed to the Investor in writing any material relationship which I have with the Company or its affiliates disclosed in answer to Question 8 above; and

     (vii) I personally (or together with the Investor or the additional Purchaser Representative or Representatives indicated above) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the Investor's prospective investment in the Company.

Dated: _______________________


_________________________________________________________
(Signature of Purchaser Representative)

_________________________________________________________
(Printed Name of Purchaser Representative)

________________________________________________________________________________

________________________________________________________________________________
(Address)

_____________________________________________
(Telephone)

I acknowledge that the foregoing Purchaser Representative acted as my representative in evaluating the merits and risks of purchasing securities from the Company.

Dated: _______________________


________________________________________________________________________________
                           (Signature of Purchaser)


________________________________________________________________________________
                          (Printed Name of Purchaser)


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